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                                SHOPNOW.COM INC.

                  AMENDED AND RESTATED 1999 NONOFFICER EMPLOYEE

                                STOCK OPTION PLAN

         1. PURPOSES OF THE PLAN. The purposes of this 1999 Nonofficer Employee Stock Option Plan are:

                  - to attract and retain the best available personnel for positions of substantial responsibility,

                  - to provide additional incentive to certain Employees and Consultants, and

                  -   to promote the success of the Company's business.

                  Awards granted under the Plan may be Stock Awards and Nonstatutory Stock Options only.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

                  (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan or one or more senior executive officers authorized by the Board to grant Awards, in accordance with Section 4 of the Plan.

                  (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

                  (c) "Award" means an award or grant made pursuant to the Plan, including, without limitation, awards or grants of Stock Awards and Options, or any combination of the foregoing.

                  (d) "Board" means the Board of Directors of the Company.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended.

                  (f) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

                  (g) "Common Stock" means the common stock of the Company.

                  (h) "Company" means ShopNow.com Inc., a Washington corporation.

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                  (i) "Consultant" means any person, including an advisor,
engaged by the Company or a Parent or Subsidiary to render services to such entity.

                  (j) "Director" means a member of the Board.

                  (k) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

                  (l) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of
(i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                  (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                           (i) If the Common Stock is listed on any
established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

                           (ii) If the Common Stock is regularly quoted by a
recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

                           (iii) In the absence of an established market for
the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

                  (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                  (p) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

                  (q) "NOTICE OF GRANT" means a written or electronic notice evidencing certain terms and conditions of an individual Award grant. The Notice of Grant is part of the Option or Stock Award Agreement.

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                  (r) "OFFICER" means a person who is an officer of the
Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (s) "OPTION" means a Nonstatutory Stock Option granted pursuant to the Plan.

                  (t) "OPTION AGREEMENT" means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

                  (u) "OPTIONED STOCK" means the Common Stock subject to an Option.

                  (v) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (w) "PARTICIPANT" means the holder of an outstanding Award granted under the Plan.

                  (x) "PLAN" means this 1999 Nonofficer Employee Stock Option Plan.

                  (y) "SERVICE PROVIDER" means an Employee or Consultant.

                  (z) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

                  (aa) "STOCK AWARD" means shares of Common Stock or units denominated in Common Stock granted under Section 11, the rights of ownership of which may be subject to restrictions prescribed by the Administrator.

                  (bb) "STOCK AWARD AGREEMENT" means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Award grant. The Stock Award Agreement is subject to the terms and conditions of the Plan.

                  (cc) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum number of Shares which are available for issuance under the Plan is

         (a) 2,500,000 Shares; plus

         (b) an automatic increase to be added on the first day of the fiscal quarter beginning on January 1, 2000 equal to 10,000 Shares multiplied by the number of individuals who began employment or services at the Company, a Parent or a Subsidiary in the preceding fiscal quarter in connection with the Company's acquisition of any corporation or business entity in such quarter; plus

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         (c) an automatic increase to be added on the first day of each month beginning on or after March 1, 2000 equal to 10,000 Shares multiplied by the number of individuals who began employment or services at the Company, a Parent or a Subsidiary in the immediately preceding month;

provided, however, that the maximum number of Shares which may be issued under the Plan may not exceed 4,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

                  No more than 30% of the Shares authorized for issuance under the Plan may be issued to officers who are not subject to Section 16 of the Exchange Act.

                  Any Shares that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in vested and nonforfeitable Shares) shall again be available for issuance in connection with future grants of Awards under the Plan.

         4. ADMINISTRATION OF THE PLAN.

                  (a)      Procedure.

                           (i)     MULTIPLE ADMINISTRATIVE BODIES.  The Plan
may be administered by different Committees with respect to different groups of Service Providers. In addition, to the extent consistent with applicable law, the Board may authorize one or more senior executive officers to grant Awards to specified classes of Service Providers, within the limits specifically prescribed by the Board.

                           (ii)    OTHER ADMINISTRATION.  Other than as
provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

                  (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee or executive officer, subject to the specific duties delegated by the Board to such Committee or officer, the Administrator shall have the authority, in its discretion:

                           (i)      to determine the Fair Market Value;

                           (ii)     to select the Service Providers to whom
Awards may be granted hereunder;

                           (iii)   to determine the number of shares of
Common Stock to be covered by each Award granted hereunder;

                           (iv)     to approve forms of agreement for use under
the Plan;

                           (v)      to determine the terms and conditions,
not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are

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not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                           (vi)     to construe and interpret the terms of
the Plan and Awards granted pursuant to the Plan;

                           (vii)    to prescribe, amend and rescind rules and
regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                           (viii)   to modify or amend each Award (subject to
Section 16(b) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                           (ix)     to allow Participants to satisfy
withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or the grant of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                           (x)      to authorize any person to execute on
behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

                           (xi)     to make all other determinations deemed
necessary or advisable for administering the Plan.

                  (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

         5. ELIGIBILITY. Awards may be granted to Service Providers selected by the Administrator who are not, at the time the Award is granted, Officers or Directors of the Company.

         6. LIMITATIONS.

                  (a) Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause.

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         7. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board. The Plan shall have no fixed expiration date.

         8. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement or, if not stated in the Option Agreement, shall be ten (10) years from the date of grant.

         9. OPTION EXERCISE PRICE AND CONSIDERATION.

                  (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator.

                  (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

                  (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

                           (i)      cash;

                           (ii)     check;

                           (iii)    to the extent permitted by the Plan
Administrator in the Option Agreement, other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                           (iv)     consideration received by the Company
under a cashless exercise program implemented by the Company in connection with the Plan;

                           (v)      any combination of the foregoing methods
of payment; or

                           (vi)     such other consideration and method of
payment for the issuance of Shares to the extent permitted by Applicable Laws.

         10. EXERCISE OF OPTION.

                  (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

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                           An Option shall be deemed exercised when the Company
receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

                           Exercising an Option in any manner for vested and
nonforfeitable Shares shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (c) DISABILITY OF PARTICIPANT. If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (d) DEATH OF PARTICIPANT. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option


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Agreement), by the Participant's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant's termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Participant's estate or, if none, by the person(s) entitled to exercise the Option under the Participant's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (e) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

         11.      Stock Awards.

                  (a) The Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals), as the Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Administrator shall have the power to determine shall include, without limitation, the manner in which Shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant's employment or service relationship.

                  (b) Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant's release from any terms, conditions and restrictions of a Stock Award, as determined by the Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant's death, to the personal representative of the Participant's estate or as the appropriate court directs, the appropriate number of Shares.

                  (c) Notwithstanding any other provisions of the Plan, the Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Administrator shall deem appropriate

         12. NON-TRANSFERABILITY OF AWARDS. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator


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makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

         13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

                  (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Shares have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

                  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture provision applicable to any Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action. To the extent a repurchase option or forfeiture provision applicable to a Stock Award has not been waived by the Administrator, the Stock Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

                  (c) MERGER OR ASSET SALE. Unless otherwise described in the instrument evidencing the Award, in the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Participant shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall


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notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

                  Unless otherwise described in the instrument evidencing the Award, in the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company, the vesting of Shares subject to Stock Awards shall accelerate, and the repurchase and forfeiture provisions to which such Shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with such merger or sale. If Options are to be assumed, continued or substituted by a successor corporation or a Parent or Subsidiary thereof without acceleration upon the occurrence of a merger or sale, the forfeiture provisions to which such Stock Awards are subject shall continue with respect to shares of the successor corporation or a Parent or Subsidiary thereof that may be issued in exchange for such shares.

         14. ACQUIRED COMPANY AWARDS. Notwithstanding anything in the Plan to the contrary, the Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Administrator, and the persons holding such awards shall be deemed to be Participants.

         15. DATE OF GRANT. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

         16. AMENDMENT AND TERMINATION OF THE PLAN.


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                  (a) AMENDMENT AND TERMINATION. The Board may at any time
amend, alter, suspend or terminate the Plan.

                  (b) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

         17. CONDITIONS UPON ISSUANCE OF SHARES.

                  (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to an Award unless the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         18. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         19. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         ADOPTED BY THE BOARD ON DECEMBER 8, 1999. AMENDED BY THE BOARD ON JANUARY 13, 2000 TO ADD STOCK AWARDS AND SECTION 14. PLAN FURTHER AMENDED BY THE BOARD ON FEBRUARY 10, 2000 TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE (ALTHOUGH THE AGGREGATE NUMBER OF SHARES AVAILABLE REMAINED AT 4,000,000 SHARES).


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